UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Sec. §240.14a-12

SENTINEL GROUP FUNDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sentinel Group Funds, Inc.

Sentinel Mid Cap Value Fund

One National Life Drive

Montpelier VT 05604

Sentinel Mid Cap Value Fund recently distributed proxy materials to you regarding a Special Meeting of Shareholders scheduled to be held on August 29, 2011 at 10:00 A.M., Eastern Time, to vote on a proposal to approve a new investment sub-advisory agreement between Sentinel Asset Management, Inc. and a new sub-adviser, Crow Point Partners, LLC. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Special Meeting. By voting now, you will help the Fund save the cost of additional mailings and calls to shareholders.

VOTE NOW

To approve a new investment sub-advisory agreement.

The Board of Directors recommends that you vote FOR this proposal

3 Ways to Vote

VOTE BY PHONE	VOTE ONLINE	VOTE BY MAIL

Call the toll-free number listed on the enclosed ballot 24 hours a day. Follow the simple voting instructions.	Visit the internet voting site listed on the enclosed ballot and enter the control # that appears on your ballot. Follow the simple instructions.	Return your executed ballot in the enclosed postage paid envelope immediately so that we will receive it by August 28th (day prior to the shareholder meeting).

We urge you to vote immediately to avoid the expense of further proxy correspondence.

Sentinel Investments thanks you for your time and prompt vote.

Sentinel Investments is the unifying brand name for Sentinel Financial Services Company, Sentinel Asset Management, Inc., and Sentinel Administrative Services, Inc. Sentinel Funds are distributed by Sentinel Financial Services Company

One National Life Drive, Montpelier, VT 05604, 800.233.4332, www.sentinelinvestments.com

PO Box 55941 Boston MA 02205

SENTINEL GROUP FUNDS, INC.

Your Vote is Important!

Vote by Internet

Please go to the electronic voting site at www.eproxy.com/sentinel. Follow the on-line instructions. If you vote by internet, you do not have to return your proxy card.

Vote by Phone

Please call us toll free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

Vote by Mail

Complete, sign and date your proxy card and return it promptly in the enclosed envelope.

If Voting by Mail
Remember to sign and date the form below. Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.	Proxy Tabulator PO Box 55941 Boston MA 02205-9837

Sentinel Mid Cap Value Fund

SPECIAL MEETING OF SHAREHOLDERS

AUGUST 29, 2011

THIS PROXY IS SOLICITED ON

BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Sentinel Group Funds, Inc. a Maryland corporation, hereby appoints D. Russell Morgan and Lisa Muller, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2011 Special Meeting of Shareholders to be held on August 29, 2011 at 10:00 a.m. local time, at One National Life Drive, Montpelier Vermont, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including matters incident to its conduct.

When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Share Owner sign here	Date

Co-Owner sign here	Date

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

This communication presents only an overview of the more complete proxy materials that are available to you in this packet and on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement is available at: www.eproxy.com/sentinel

PLEASE AUTHORIZE YOUR PROXY TODAY!

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED "FOR" THE PROPOSAL.

TO PROVIDE PROXY INSTRUCTIONS PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. ☒

1. To approve a new investment sub-advisory agreement between Sentinel Asset Management, Inc.and a new sub-adviser, Crow Point Partners, LLC	FOR ☐	AGAINST ☐	ABSTAIN ☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.